Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 O: 650.493.9300 F: 866.974.7329

June 24, 2024

Amprius Technologies, Inc.

1180 Page Avenue

Fremont, California 94538

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

This opinion is furnished to you in connection with the filing of a Registration Statement on Form S-4 (the “Registration Statement”) by Amprius Technologies, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the proposed offer to holders of the Company’s private placement warrants, which were originally issued in a private placement prior to the Company’s initial public offering or upon the conversion of working capital loans, each of which is exercisable for one share of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) at an exercise price of $11.50 per share (the “Private Warrants”), to exchange their Private Warrants for Common Stock at an exchange ratio of 0.197 shares of Common Stock for each Private Warrant (together with any amendments, supplements or extensions thereof, the “Exchange Offer”) upon the terms and subject to the conditions set forth in the Prospectus/Offer to Exchange that forms part of the Registration Statement (the “Prospectus/Offer to Exchange”) and the related letter of transmittal (the “Letter of Transmittal”). The shares of Common Stock issuable upon exchange of the Private Warrants pursuant to the Exchange Offer are referred to herein as the “Shares.”

We are acting as counsel for the Company in connection with the registration of the Shares. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed necessary or advisable for the purpose of rendering the opinions set forth below. In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. We have not independently established the facts stated therein.

In our examination, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

We express no opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

AUSTIN BEIJING BOULDER BOSTON BRUSSELS HONG KONG LONDON LOS ANGELES NEW YORK PALO ALTO

SALT LAKE CITY SAN DIEGO SAN FRANCISCO SEATTLE SHANGHAI WASHINGTON, DC WILMINGTON, DE

June 24, 2024

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set out below, we are of the opinion that, assuming (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness shall not have been terminated or rescinded and (ii) all Shares will be issued and sold, as applicable, in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, and upon the satisfaction of the conditions to the Exchange Offer set forth in the Prospectus/Offer to Exchange, the Shares will be validly issued, fully paid and nonassessable.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the prospectus contained therein, any prospectus supplement, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation